UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 15, 2021

(Date of earliest event reported)

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1450 Brickell Avenue, 31st Floor
Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 381-6999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	WHF	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
6.50% Notes due 2025	WHFBZ	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement

On March 15, 2021, WhiteHorse Finance, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with H.I.G. WhiteHorse Advisers, LLC, H.I.G. WhiteHorse Administration, LLC and Raymond James & Associates, Inc., as the sales agent (the “Sales Agent”), in connection with the sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an aggregate offering price of up to $35 million. The Equity Distribution Agreement provides that the Company may offer and sell shares of the Common Stock from time to time through the Sales Agent in amounts and at times to be determined by the Company (the “Offering”). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, market conditions and the trading price of the Common Stock. The Company expects to use all or substantially all of the net proceeds from the Offering to invest in portfolio companies in accordance with its investment objective and strategies and for general corporate purposes.

Any shares of Common Stock offered and sold in the Offering will be sold pursuant to a prospectus supplement dated March 15, 2021 (the “Prospectus Supplement”) to the Company’s registration statement on Form N-2 (File No. 333-231247) declared effective by the U.S. Securities and Exchange Commission on June 5, 2019 (such registration statement as of its effective date, including the exhibits thereto and the documents incorporated by reference therein, are hereinafter referred to as the “Registration Statement”) and the base prospectus dated June 11, 2019 (the “Base Prospectus”) relating to the Offering that forms a part of the Registration Statement.

Sales of the Common Stock, if any, under the Prospectus Supplement and the Base Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Global Select Market or any similar securities exchange or sales made to or through a market maker other than on a securities exchange, at prices related to the prevailing market prices or at negotiated prices. Under the terms of the Equity Distribution Agreement, the Sales Agent will receive a commission from the Company of up to 2.0% of the gross sales price of any shares of the Common Stock sold through the Sales Agent under the Equity Distribution Agreement. The Equity Distribution Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and other obligations of the parties and termination provisions.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On March 15, 2021, Dechert LLP delivered its legality opinion with respect to the Common Stock to be sold pursuant to the Prospectus Supplement, which is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibitsthat

(d) Exhibits

1.1	Equity Distribution Agreement, dated as of March 15, 2021, by and among WhiteHorse Finance, Inc., Raymond James & Associates, Inc., as the sales agent, H.I.G. WhiteHorse Advisers, LLC, and H.I.G. WhiteHorse Administration, LLC
5.1	Opinion of Dechert LLP dated March 15, 2021
23.1	Consent of Dechert LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2021	WHITEHORSE FINANCE, INC.

	By:	/s/ Joyson C. Thomas
Joyson C. Thomas
Chief Financial Officer